Exhibit 10.1
EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE
          This Employment Transition Agreement and General Release (this “Agreement”) is entered into as of the date set forth on the signature page hereto, by and among LIN TV Corp., a Delaware corporation (“Parent”), LIN Television Corporation, a Delaware corporation (the “Company” and, together with Parent, “LIN”) and Gary R. Chapman, an individual (“Executive”).
W I T N E S S E T H:
          Whereas, Executive is presently employed by LIN as its Chairman, President and Chief Executive Officer and Executive also holds the office of Chairman, President and Chief Executive Officer of all of the Company’s direct and indirect subsidiaries (collectively, the “LIN Subsidiaries”);
          Whereas, Executive has announced his intention to retire and, pursuant to the terms and subject to the conditions of this Agreement, Executive desires to resign from each of his positions with LIN and each LIN Subsidiary;
          Whereas, the parties desire to provide for an employment transition and effect and memorialize the termination of employment resulting from Executive’s retirement and resignation;
          Whereas, Executive and LIN are parties to that certain Amended and Restated Employment Agreement, dated as of July 1, 2005 (the “Employment Agreement”);
          Whereas, Executive and the Company are parties to that certain Severance Compensation Agreement, dated as of September 5, 1996, as amended (the “Severance Compensation Agreement” and, together with the Employment Agreement, the “Prior Agreements”);
          Whereas, LIN and Executive desire to terminate the Prior Agreements and set forth their joint agreements and their respective obligations concerning Executive’s retirement and transition from LIN;
          Now, therefore, in consideration of the premises and conditions set forth herein, the sufficiency of which is hereby acknowledged, Company and Executive agree as follows:
          1. Resignation. Executive shall resign his employment and offices by delivering to LIN contemporaneously with the execution and delivery of this Agreement the form of resignation set forth as Exhibit A hereto. Executive’s effective date of separation from LIN shall be July 10, 2006 (the “Retirement Date”).
          2. Termination of Prior Agreements. The parties acknowledge and agree that each of the Prior Agreements is hereby terminated effective as of the Retirement Date and that LIN no longer has any obligations thereunder, including any obligation to provide benefits or perquisites to the Executive or his family, successors or assigns pursuant to such Prior Agreements.
          3. Severance Payments.
               (a) Subject to Section 3(b) below, the Company agrees to pay to Executive as severance an amount equal to Five Million Three Hundred Seventy-Eight Thousand Seven Hundred Thirty-Nine Dollars ($5,378,739) (the “Severance Payment”), which Severance Payment shall be due and payable in a lump-sum during the fourteen (14) -day period following the six (6) -month anniversary of the Retirement Date, and subject to all withholdings and other deductions and taxes as required by applicable law, provided that the Executive has not elected to revoke this Agreement or the General Release described in Section 3(b), below, prior to such date.
               (b) The Severance Payment and any and all other consideration due and payable hereunder are expressly conditioned upon (i) Executive’s performance of his covenants and obligations hereunder, (ii) execution by Executive of a Resignation and a General Release, which shall be presented to Executive by the Company on the Retirement Date, in the forms attached hereto as Exhibit A and Exhibit B, respectively, and (iii) Executive’s election to not revoke this Agreement or the General Release within the applicable seven (7) -day period permitted in such General Release. Executive understands and agrees that the Severance Payment is good and valuable consideration for the covenants and obligations of Executive hereunder, including the Resignation and General Release contemplated hereby, and that Executive shall only be entitled to receive the Severance Payment and any other consideration contemplated hereby upon execution of this Agreement and the Resignation and General Release contemplated hereby and Executive’s election to not revoke such General Release. Except for (y) the Severance Payment and the provision of benefits and payments otherwise expressly provided in this Agreement, and (z) payments and benefits accrued as of the Retirement Date pursuant to the Company’s Retirement Plan, 401(k) Plan and Deferred Compensation Plan, Executive shall be entitled to no other payments or remunerations of any kind.
          4. Options and Stock Awards. A schedule of all stock options and stock awards granted to the Executive (collectively, the “Options and Awards”) under the 1998 Stock Option Plan, the 1998 Substitute Stock Option Plan, the 1998 Phantom Stock Plan, and the Amended and Restated 2002 Stock Plan of LIN TV (the “Equity Plans”) is attached as Schedule 4 hereto. With respect to all issued and outstanding Options and Awards set forth on Schedule 4 which are not otherwise exercisable or vested on the date on which Executive is no longer permitted to revoke this Agreement or the General Release (the “Effective Date”), such Options and Awards shall be deemed vested immediately as of such Effective Date and all issued and outstanding Options and Awards shall be exercisable (for the applicable exercise price set forth on Schedule 4) at any time during the sixty (60) -day period commencing on the Effective Date (the “Exercise Period”); provided, however, that if the sixtieth (60th) day of such period falls on a non-business day, then the last immediately preceding business day before such 60th day shall be deemed to be the last day of the Exercise Period. Except as otherwise expressly provided herein, Executive’s Options and Awards shall be governed by the terms of the Equity Plans, including pursuant to the acknowledgement set forth in Schedule 4.

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          5. Benefits and COBRA.
               (a) The Company shall provide the Executive for a period commencing on the Retirement Date and ending on the earlier of the third anniversary of the Retirement Date or the Executive’s death (the “Benefits Period”), life, health, and accident insurance benefits and the package of “executive benefits” substantially similar, individually and in the aggregate, to those which the Executive was receiving immediately prior to the Retirement Date, including transfer of title of a company automobile, medical, dental, vision, and life benefits, as if Executive were continuing as an employee of the Company during the Benefits Period, provided, however, that with respect to the provision of insurance benefits during the Benefits Period, Executive shall be obligated to continue to pay that proportion of premiums paid by the Executive immediately prior to the Retirement Date. The Company shall apply the statutory health care continuation coverage (“COBRA”) provisions as if the Executive were a full-time employee of the Company during the Benefits Period, with the result that (i) the Executive’s spouse and dependents shall be eligible for continued health insurance coverage that is in all respects equivalent to COBRA coverage (“COBRA-Equivalent Coverage”) if an event occurs during the Benefits Period that would have been a “qualifying event” under COBRA had the Executive been an employee of the Company, and (ii) the Executive and the Executive’s spouse and dependents shall be eligible for COBRA-Equivalent coverage at the expiration of the Benefits Period and for a period of three years thereafter as if the Executive’s employment with the Company had terminated on the last day of the Benefits Period.
               (b) To the extent permitted pursuant to the terms and subject to the conditions of those certain life insurance polices that LIN holds with respect to Executive (the “Life Insurance Plans”), at the end of the Benefits Period, LIN shall cooperate with Executive in connection with effecting the transfer of such Life Insurance Policies to Executive, such transfer at Executive’s expense, with Executive to become responsible for any all premiums after the Retirement Date.
          6. Transitional Matters and Cooperation.
               (a) During the period from the date hereof through the Retirement Date and at such reasonable times as LIN may request from time to time during the three (3) -month period after the Retirement Date, Executive agrees to be available to consult with Parent’s officers and directors; provided that following the Retirement Date it is understood that while Executive will make reasonable efforts to be available, such availability shall not unreasonably interfere with any material obligations that Executive may have to third parties.
               (b) Executive agrees to fully cooperate with each of LIN and any LIN Subsidiary (collectively, the “LIN Entities”) in the investigation, defense, or prosecution of any government investigations, claims or actions now in existence or which may be brought in the future against or on behalf of any LIN Entity or any of its owners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates or parents and all persons acting by, through, under or in concert with any of them. Such cooperation shall include, but not be limited to, meeting with representatives of a LIN Entity upon reasonable notice at reasonable times and locations to prepare for discovery or any mediation, arbitration, trial, administrative hearing or other proceeding or with respect to a witness. In furtherance of the cooperation to be provided under this paragraph (b), Executive

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agrees that he will provide accurate and complete information and testimony. Moreover, unless otherwise prohibited by applicable law, Executive shall notify the General Counsel of Parent if the Executive is asked by any person, entity, or agency to assist, testify or provide information in any such proceeding or investigation. Such notice shall be in writing and sent by overnight mail within two (2) business days of the time of the request for assistance, testimony or information is received by Executive. If Executive is not legally permitted to provide such notice, he agrees that he shall request that the person, entity or agency seeking assistance or information provide notice consistent with this paragraph (b). The Company shall promptly reimburse Executive for reasonable expenses he incurs while complying with the obligations described in this paragraph (b), including reasonable attorneys’ fees and costs.
          7. Non-Solicitation. During the one-year period following the Retirement Date, Executive shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any executive, employee, or consultant of any LIN Entity to cease his relationship with such LIN Entity or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of any LIN Entity to terminate such person’s relationship with such LIN Entity in order to do business or in any other entity that (i) directly or indirectly competes with any LIN Entity or produces, markets, distributes, syndicates or otherwise derives benefit from the production, marketing, distribution or syndication of products, services or programs that compete with products then produced or services or programs then being provided or marketed by any LIN Entity or the feasibility for production of which a LIN Entity is then actually studying or (ii) is preparing to market or is developing products, services or programs that will be in competition with the products, services or programs being studied or developed by any LIN Entity.
          8. Indemnification. The Company acknowledges that it is currently obligated to indemnify Executive in his capacity an officer and director of LIN in accordance with the General Corporation Law of the State of Delaware, Parent’s certificate of incorporation and the bylaws of the Company (collectively, the “Indemnification Obligations”) and LIN shall continue to indemnify Executive pursuant to the terms and subject to the conditions of the Indemnification Obligations with respect to the those matters subject to indemnification by Parent or the Company as provided therein.
          9. Confidentiality and Related Matters. Company and Executive hereby agree that the terms and existence of this Agreement are confidential and shall not be disclosed to anyone by Executive, except as required by law, including applicable securities laws, or if necessary in order to enforce this Agreement. In addition, Executive agrees to keep confidential all non-public information concerning Company or any of its affiliates. Company and Executive agree that except as may be required by law, neither of them will make any statement or disclosure that is intended to, or will be reasonably likely to, disparage the other in any way. The Company’s obligations pursuant to the previous sentence shall be limited to the actions of the executive officers of Parent only. In the event that Executive breaches this paragraph, all payments and the provision of any benefits hereunder shall immediately cease.
          10. Return of Materials.
               (a) Executive covenants and agrees that as of the Retirement Date, Executive will return all LIN property in Executive’s possession or control, including credit

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cards, keys, telephones, computer equipment and discs, and Company documents. Notwithstanding the foregoing and as soon as is administratively feasible following the Transition Date, (i) Company will transfer title to the Company car that has been assigned to Executive, and Executive will be responsible for all registration fees, insurance and taxes, including sales and income tax, if applicable; (ii) Company will change Executive’s mobile phone service to Executive’s name, which mobile phone Executive shall retain at his own expense; (iii) Executive shall be entitled to retain his desktop computer, his laptop computer and his Blackberry handheld device, provided that the cost of maintenance and service for such equipment and devices shall be the sole responsibility of Executive after the Retirement Date; and (iv) Executive shall be entitled to retain those items from his office as set forth on Schedule 10. The parties agree that the value of the automobile that will be taxable to Executive will be the value of the automobile as of the Retirement Date as determined based upon the applicable value reflected in Kelley Blue Book or such other reasonably similar, reputable third-party valuation publication.
               (b) Executive covenants and agrees that (i) he will not disclose any concept, design, process, technology, trade secret, customer list, plan, embodiment or invention, any other intellectual property (collectively, “Intellectual Property”) or any other confidential information, whether patentable or not, of Parent, the Company or any LIN Subsidiary of which Executive became informed or aware during his employment, whether or not developed by Executive; (ii) Executive will return to the Company all documents, data and other materials of whatever nature, including drawings, specifications, research, reports, embodiments, software and manuals that pertain to his employment with LIN or to any Intellectual Property or to any LIN confidential information and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.
               (c) Executive shall, upon the request of the Company, but at no expense to Executive, sign all instruments and documents and cooperate in such other acts reasonably required of him to protect and assign to the Company any Intellectual Property or other ideas, discoveries, improvements, and knowledge which are based upon or related to his employment by LIN.
          11. Voluntary Assent; Acknowledgements.
               (a) Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause Executive to sign this Agreement, and that Executive fully understands the meaning and intent of this Agreement. Executive further states and represents that Executive has carefully read this Agreement, understands the contents hereof, has consulted with Executive’s counsel of choice, E. Colby Cameron, Esquire of the law firm of Cameron and Mittleman, LLP, freely and voluntarily assents to all of the terms and conditions hereof, and is signing this Agreement as Executive’s own free act. The execution of this Agreement shall not be construed as an admission of a violation of any statute or law or breach of any duty or obligation by either LIN or the Executive.
               (b) Executive hereby acknowledges and agrees that (i) he has been given adequate time to consider this Agreement; (ii) he has conferred with his counsel concerning the matters contemplated hereby, including with respect to application of the Internal

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Revenue Code of 1986 and the rules and regulations promulgated thereunder (collectively, the “Code”), including Section 409A(a)(2)(B) of the Code (“Section 409A”); (iii) Executive shall be solely responsible for the payment of all taxes, fines, penalties or other payments that are or may become due pursuant to the Code, including Section 409A, in connection with the payments and benefits made or provided to Executive hereunder, including the Severance Payment and the transfer of property contemplated in Section 10 hereof; and (iv) the Company does not, and has not made, any representations, warranties or guarantees with respect to the application of the Code, including Section 409A, to the terms and conditions of this Agreement, including the payment of the Severance Payment.
               (c) Executive acknowledges that Executive has been given at least twenty-one (21) days to consider this Agreement, including the General Release attached hereto, Executive may revoke this Agreement, including the General Release attached hereto, at any time during the seven (7) -day period following Executive’s execution of the General Release.
          12. Amendment; Waiver. No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part or forfeit any rights to future enforcement thereof.
          13. Severability. If any covenant or provision hereof is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision, each of which is hereby declared to be separate and distinct. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the offending provision will be modified so as to maintain the essential benefits of the bargain among the parties hereto to the maximum extent possible, consistent with law and public policy.
          14. Cumulative Remedies. The rights and remedies of the parties hereto, whether provided by this Agreement, in law or equity, shall be cumulative and shall not be deemed to be alternative or exclusive.
          15. Notices. Any and all notices required or permitted herein shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth on Schedule 15, provided, however, that any party hereto may by notice in writing change the address to which notices are to be addressed hereunder. Notice hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee if delivered personally, and in the case of mail three (3) days following the depositing of the same in the United States Mail as above stated.
          16. Arbitration. The paragraph entitled Arbitration contained in that certain Nonqualified Stock Option Letter Agreement, dated as of May 2, 2002, by and between

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Executive and Company, a copy of which is attached hereto as Exhibit 16 shall remain in full force and effect and apply to this Agreement and is fully incorporated herein by this reference.
          17. Binding Effect; Assignment; Executive’s Beneficiary. This Agreement, together with any amendments hereto, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives, including, without limitation, any successor corporation. This Agreement is personal to the Executive and may not be assigned by him. Upon the death of Executive, any amount otherwise payable to Executive hereunder shall be paid to Executive’s beneficiary or estate.
          18. Interpretation; Headings. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to a Section shall be deemed references to such portions of the Agreement, unless the context shall otherwise require. The conjunction “or” shall be understood in its inclusive sense (and/or). The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. The division of this Agreement into sections and the inclusion of headings or titles therefor are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
          19. Governing Law. This Agreement shall in all respects be subject to and governed by the laws of the State of Rhode Island, with regard to the choice of law provisions thereof.
          20. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and referenced herein, contains the entire agreement and understanding by and between LIN and Executive and supersedes all prior agreements between Company and Executive with respect to the subject matter hereof, including the Prior Agreements, and no representations, promises, agreements, or understandings, written or oral, relating to the employment of Executive by LIN not contained herein shall be of any force or effect.
          21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Each party hereto will receive by delivery, facsimile or other electronic transmission a duplicate original of this Agreement executed by each party, and each party agrees that the delivery of this Agreement by facsimile or other electronic transmission will be deemed to be an original of this Agreement so transmitted.
[Remainder of page intentionally blank; signature page follows.]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

EXECUTIVE

/s/ Gary R. Chapman		/s/ Joseph Anesta

Gary R. Chapman		Witness

Date:	6/13/06

LIN TELEVISION CORPORATION		Witness

By:	/s/ Vincent L. Sadusky	/s/ Peter E. Maloney

Its:	Acting President & CEO

Date:	6/13/06

LIN TV CORP.		Witness

By:	/s/ Vincent L. Sadusky	/s/ Peter E. Maloney

Its:	Acting President & CEO

Date:	6/13/06
[Signature Page to Employment Transition Agreement and General Release]

Schedule 4
Options and Awards
     With respect to the terms and conditions of that (i) certain Nonqualified Stock Option Letter Agreement between LIN and Executive, entered into as of May 22, 1998, relating to the “Make Whole Adjustment,” set forth therein, and (ii) Section 4.3 of the 1998 Phantom Stock Plan, LIN covenants and agrees that it will implement and give effect to the foregoing referenced provisions in the same manner in all material respects as it applies such provisions to other existing employees of LIN.

Options and Awards Summary	LIN TV Corp ID:05-0501252 Four Richmond Square Providence RI 02906	Page: 1 File: Optsum Date: 6/9/2006 Time: 12:49:03PM
As of:     6/9/2006
Current Market Value:     $14.2050
Gary Chapman
c/o LIN TV Corp.
Four Richmond Square, Suite 200
Providence, RI USA 02906

Option No: 00000021	Option Date: 3/3/1998	Shares: 129,258.00	Price: $10.5000	Plan: 98SO	Type: NQ	Accept Date:

VESTING SCHEDULE				TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

32,315.00	3/3/1999	32,315.00	$339,307.50	3/3/2008
32,315.00	3/3/2000	32,315.00	$339,307.50	3/3/2008
32,314.00	3/3/2001	32,314.00	$339,297.00	3/3/2008
32,314.00	3/3/2002	32,314.00	$339,297.00	3/3/2008

129,258.00		129,258.00	$1,357,209.00

Option No: 00000022	Option Date: 3/3/1998	Shares: 129,258.00	Price: $10.5000	Plan: 98SO	Type: NQ	Accept Date:

VESTING SCHEDULE				TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

32,315.00	3/3/1999	32,315.00	$339,307.50	3/3/2008
32,315.00	3/3/2000	32,315.00	$339,307.50	3/3/2008
32,314.00	3/3/2001	32,314.00	$339,297.00	3/3/2008
32,314.00	3/3/2002	32,314.00	$339,297.00	3/3/2008

129,258.00		129,258.00	$1,357,209.00

Option No: 00000631	Option Date: 3/3/1998	Shares: 132,471.00	Price: $0.0000	Plan: Phan	Type: NQ	Accept Date:

VESTING SCHEDULE				TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

Options and Awards Summary	LIN TV Corp	Page: 2
	ID:05-0501252	File: Optsum
	Four Richmond Square	Date: 6/9/2006
	Providence RI 02906	Time: 12:49:03PM
As of: 6/9/2006
Current Market Value: $14.2050

Gary Chapman
c/o LIN TV Corp.
Four Richmond Square, Suite 200
Providence, RI USA 02906

Option No: 00000631	Option Date: 3/3/1998	Shares: 132,471.00	Price: $0.0000	Plan: Phan	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

13,248.00	7/15/2003	0.00	$0.00	9/15/2003	8/5/2003	Same-Day Sale	5,100.00	$21.0893
13,247.00	10/15/2003	0.00	$0.00	12/15/2003	8/5/2003	Cash	8,148.00	$21.2550
13,247.00	1/15/2004	0.00	$0.00	3/15/2004	11/4/2003	Same-Day Sale	5,100.00	$22.0198
13,247.00	4/15/2004	0.00	$0.00	6/15/2004	11/4/2003	Same-Day Sale	8,147.00	$22.1400
13,247.00	7/15/2004	0.00	$0.00	9/15/2004	2/17/2004	Cash	13,247.00	$23.3250
13,247.00	10/15/2004	0,00	$0.00	12/15/2004	5/4/2004	Cash	13,247,00	$22.0750
13.247.00	1/15/2005	0.00	$0.00	3/15/2005	8/3/2004	Same-Day Sale	13,247.00	$19.2300
13,247.00	4/15/2005	0.00	$0.00	6/15/2005	11/2/2004	Same-Day Sale	5,100.00	$18.4659
13,247.00	7/15/2005	0.00	$0.00	9/15/2005	11/2/2004	Same-Day Sale	8,147.00	$18.4750
13,247.00	10/15/2005	0.00	$0.00	12/15/2005	2/15/2005	Same-Day Sale	8,147.00	$18.4850

132,471.00		0.00	$0.00		2/15/2005	Same-Day Sale	5,100.00	$18.4194
					5/3/2005	Same-Day Sale	8,147.00	$15.9200
					5/3/2005	Same-Day Sale	5,100.00	$15.8704
					8/2/2005	Same-Day Sale	6,623.00	$14.2411
					8/2/2005	Cash	6,624.00	$14.3300
					11/1/2005	Same-Day Sale	6,623.00	$12.7062
					11/1/2005	Cash	6,624.00	$12.8600

							132,471.00

Option No: 00000632	Option Date : 3/3/1998	Shares: 119,223.40	Price: $0.0000	Plan: Phan	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

	LIN TV Corp	Page: 3
Options and Awards Summary	ID:05-0501252	File: Optsum
	Four Richmond Square	Date: 6/9/2006
	Providence RI D2906	Time: 12:49:03PM
As of: 6/9/2006
Current Market Value: $14.2050

Gary Chapman
c/o LIN TV Corp.
Four Richmond Square, Suite 200
Providence, RI USA 02906

Option No: 00000632	Option Date: 3/3/1998	Shares: 119,223.40	Price: $0.0000	Plan: Phan	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

13,247.00	1/15/2006	0.00	$0.00	3/15/2006	2/21/2006	Same-Day Sale	6,623.00	$9.7946
13,247.00	4/15/2006	0.00	$0.00	6/15/2006	2/21/2006	Cash	6,624.00	$9.7650
13,247.00	7/15/2006	0.00	$0.00	9/15/2006	5/16/2006	Same-Day Sale	6,623.00	$8.8449
13,247.00	10/15/2006	0.00	$0.00	12/15/2006	5/16/2006	Same-Day Sale	6,624.00	$8.9600

13,247.00	1/15/2007	0.00	$0.00	3/15/2007			26,494.00
13,247.00	4/15/2007	0.00	$0,00	6/15/2007
13,247.00	7/15/2007	0.00	$0.00	9/15/2007
13,247.00	10/15/2007	0.00	$0.00	12/15/2007
13,247.40	1/15/2008	0.00	$0,00	3/3/2008

119,223.40		0.00	$0.00

Option Expires in Current Year

Option No: 00001466	Option Date: 7/1/2005	Shares: 78,333.00	Price: $13.8550	Plan : 02SP	Type: NQ	Accept Date:

VESTING SCHEDULE			TRANSACTIONS						CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

19,584.00	7/1/2006	0.00	$0.00	7/1/2015
19,583.00	7/1/2007	0.00	$0.00	7/1/2015
19,583.00	7/1/2008	0.00	$0.00	7/1/2015
19,583.00	7/1/2009	0.00	$0.00	7/1/2015

78,333.00		0.00	$0.00

Award No: 00001713	Award Date: 9/15/2005	Shares: 52,222.00	Price: $0.0000	Plan: 02SP	Type: RSA	Accept Date:

AWARD SCHEDULE			TRANSACTIONS					CANCELLATIONS
Tax Payment
Issued	Vest Date	Vested	Method	Date	Type	Shares	Value	Date	Reason	Shares

	LIN TV Corp	Page: 4
Options and Awards Summary	ID:05-0501252	File: Optsum
	Four Richmond Square	Date: 6/9/2006
	Providence RI 02906	Time: 12:49:03PM
As of: 6/9/2006
Current Market Value: $14.2050
Gary Chapman
c/o LIN TV Corp.
Four Richmond Square, Suite 200
Providence, RI USA 02906

Award No: 00001713	Award Date: 9/15/2005	Shares: 52,222.00	Price: $0.0000	Plan: 02SP	Type: RSA	Accept Date:

AWARD SCHEDULE				TRANSACTIONS				CANCELLATIONS
			Tax Payment
Issued	Vest Date	Vested	Method	Date	Type	Shares	Value	Date	Reason	Shares

10,445.00	7/1/2006	0.00	Check
10,445.00	7/1/2007	0.00	Check
10,444.00	7/1/2008	0.00	Check
10,444.00	7/1/2009	0.00	Check
10,444.00	7/1/2010	0.00	Check

52,222.00		0.00

Award No: 00002027	Award Date: 12/22/2005	Shares: 219,392.00	Price: $0.0000	Plan: 02SP	Type: RSA	Accept Date:

AWARD SCHEDULE				TRANSACTIONS				CANCELLATIONS
			Tax Payment
Issued	Vest Date	Vested	Method	Date	Type	Shares	Value	Date	Reason	Shares

8,045.00	7/6/2006	0.00	Check
12,500.00	7/9/2006	0.00	Check
16,667.00	7/12/2006	0.00	Check
6,667.00	7/15/2006	0.00	Check
8,045.00	7/6/2007	0.00	Check
12,500.00	7/9/2007	0.00	Check
16,667.00	7/12/2007	0.00	Check
6,667.00	7/15/2007	0.00	Check
8,045.00	7/6/2008	0.00	Check
12,500.00	7/9/2008	0.00	Check
16,667.00	7/12/2008	0.00	Check
6,667.00	7/15/2008	0.00	Check
8,045.00	7/6/2009	0.00	Check
12,500.00	7/9/2009	0.00	Check
16,667.00	7/12/2009	0.00	Check
6,666.00	7/15/2009	0.00	Check
8,045.00	7/6/2010	0.00	Check
12,500.00	7/9/2010	0.00	Check
16,666.00	7/12/2010	0.00	Check
6,666.00	7/15/2010	0.00	Check

219,392.00		0.00

	LIN TV Corp	Page: 5
Options and Awards Summary	ID:05-0501252	File: Optsum
	Four Richmond Square	Date: 6/9/2006
	Providence RI 02906	Time: 12:49:03PM
As of: 6/9/2006
Current Market Value: $14.2050
Gary Chapman
c/o LIN TV Corp.
Four Richmond Square, Suite 200
Providence, RI USA 02906

Option No: 00002500	Option Date: 5/11/2006	Shares: 78,333.00	Price: $8.6500	Plan: 02SP	Type: NQ	Accept Date:

VESTING SCHEDULE					TRANSACTIONS				CANCELLATIONS
Granted	Full Vest	Exercisable	Total Price	Expires	Date	Type	Shares	Value	Date	Reason	Shares

19,584.00	5/11/2007	0.00	$0.00	5/11/2016
19,583.00	5/11/2008	0.00	$0.00	5/11/2016
19,583.00	5/11/2009	0.00	$0.00	5/11/2016
19,583.00	5/11/2010	0.00	$0.00	5/11/2016

78,333.00		0.00	$0.00

Award No: 00002799	Award Date: 5/11/2006	Shares: 52,222.00	Price: $0.0000	Plan: 02SP	Type: RSA	Accept Date:

AWARD SCHEDULE				TRANSACTIONS				CANCELLATIONS
			Tax Payment
Issued	Vest Date	Vested	Method	Date	Type	Shares	Value	Date	Reason	Shares

17,408.00	5/11/2007	0.00	Check
17,407.00	5/11/2008	0.00	Check
17,407.00	5/11/2009	0.00	Check

52,222.00		0.00

Total Awards Earned But Not Yet Released:	0.00
Total Price:	$0.00
Total Potential Gain:	$0.00

Total Options Exercisable:	258,516.00
Total Price:	$2,714,418.00
Total Potential Gain:	$957,801.80